Exhibit 99.1

Simulations Plus, Inc.
(NASDAQ:SLP)
First Quarter FY 2011
Conference Call and Webinar
January 14, 2011

 With the exception of historical information, the matters discussed in this presentation are forward looking statements that involve a number of risks and uncertainties. The actual results of the Company could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: continuing demand for the Company’s products, competitive factors, the Company’s ability to finance future growth, the Company’s ability to produce and market new products in a timely fashion, the Company’s ability to continue to attract and retain skilled personnel, and the Company’s ability to sustain or improve current levels of productivity. Further information on the
 Company’s risk factors is contained in the Company’s quarterly and annual reports and filed with the Securities and Exchange Commission.

Safe Harbor Statement

Revenue Distribution (!QFY11)
28.9%
71.1%
Pharma
Words+

simulationsplus, inc.

• 1Q11 was another record 1st quarter:
 – 13th consecutive profitable quarter
 – 1Q11 sales up 15.4% to $2.81 MM from $2.44 MM in 1Q10.
 – Net Income up 32.0% for the quarter over 1Q10
 – Pharmaceutical segment sales up 18.2% over 1Q10
 – Words+ subsidiary sales up 8.3% over 1QFY10
• Strong balance sheet:
 – Cash $8.87 MM at 11/30/10, after using cash of $2.2 million for share repurchases ($1.198 million in Phase I plus $1.002 million in Phase II)
 – Shareholders’ equity up 15.4% to $12.5 million from $10.8 million at 11/30/09. Note: Since
 August 30, 2010, shareholders’ equity decreased 4.5% to $12.5 million (due to cash used for share repurchases).
 – No debt.
SLP 1Q11 Highlights
Three months ended 11/30/10

$ millions
$4
$3
$2
$1
$0
$2.1
$2.2
$3.0
$1.7
$2.1
$2.5
$2.7
$1.8
$2.4
$3.0
$3.1
$2.2
$2.8
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

simulationsplus, inc.

Consolidated Revenue

Quarterly Revenues
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$ Millions
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
Pharmaceutical
Words+

Annual Revenues
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
$ Millions
$3.2
$2.7
$5.7
$3.1
$6.1
$2.9
$6.3
$2.8
$7.6
$3.1
2006
2007
2008
2009
2010
Pharmaceutical
Words+

simulations plus, inc.

Revenue History

Quarterly Revenues
$ Millions
$0.0
$0.5
$1.0
$1.5
$2.0
$2.5
$1.4
$1.6
$2.0
$1.1
$1.4
$1.8
$2.0
$1.1
$1.7
$2.2
$2.3
$1.3
$2.1
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
simulationsplus, inc.

Pharmaceutical Growth

$ Millions
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$1.6
$1.7
$2.3
$1.2
$1.6
$1.8
$2.2
$1.3
$1.8
$2.2
$2.4
$1.7
$2.1
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11

simulationsplus, inc.

Gross Margin (consolidated)
75.6%
78.9%
78.8%
70.4%
73.8%
74.4%
80.0%
67.9%
75.0%
76.3%
77.6%
75.6%
73.6%

$1.5
$1.0
$0.5
$0.0
$ Millions
$0.45
$0.70
$1.19
$0.10
$0.45
$0.56
$0.89
$0.13
$0.66
$0.97
$1.11
$0.35
$0.82
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
simulationsplus, inc.

Income Before Taxes

1,000,000
800,000
600,000
400,000
200,000
-
(200,000)
(400,000)
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
Words+
Simulations Plus

simulationsplus, inc.

Net Income
$243K
$565K
$764K
$165K
$312K
$368K
$569K
$163K
$430K
$641K
$740K
$345K
$567K

Consolidated Income Statement
($ millions)
	1Q11	1Q10
Pharmaceutical software and services revenue	2.050	1.735
Words+ revenue	0.761	0.702
Consolidated revenue	2.811	2.437
Gross profit	2.070	1.830
Gross profit margin	73.6%	75.1%
SG&A	1.062	1.004
R&D	0.208	0.261
Total operating expenses	1.270	1.265
Income before income taxes	0.825	0.661
Net income	0.567	0.430
Earnings per share (diluted)	0.034	0.026

Select Balance Sheet Items
($ millions)
	November 30, 2010	November 30, 2009
Cash and cash equivalents	$8.87	$7.97
Total current assets	11.775	10.750
Total assets	$14.063	$12.828

Total current liabilities	1.095	1.227
Total liabilities	1.581	2.017

Shareholders’ equity	12.482	10.812
Total liabilities and shareholders’ equity	14.063	12.828

Share Repurchase Program
• The board of directors approved a second share repurchase
 program beginning February 2010 for one year (Phase II)
• The Phase II program authorizes repurchase of up to
 1,000,000 shares through February 2011
• The purpose of the program is to use some of our excess cash to increase shareholder value by reducing the number of
 shares outstanding and increasing the per-share metrics (EPS, sales/share, etc.)
• As of today, the company has repurchased approximately
 816,000 shares at an average price of $2.6935 per share, so an additional approximately 184,000 shares are authorized to be repurchased. We intend to continue the repurchase;
 however, the company does not announce when and if further
 repurchases may be made, nor a price range for repurchases.

Aggressive Marketing and Sales Program
• Our development and consulting scientists
 continue to be actively involved in scientific
 meetings, with numerous poster and podium
 presentations and staffing exhibit booths
• Fundamental industry shift continues
 – Pharma increasingly utilizing simulation software and modeling tools to increase productivity
 – Software tools are always evolving, and as the technology advances, new capabilities attract new users, such as the improved and expanded structure-property models in ADMET Predictor 5.0;
 the drug-drug interaction, ocular and nasal/pulmonary delivery capabilities in GastroPlus 7.0; and the powerful de novo molecule design capabilities in MedChem Studio, all of which were released in the 4th quarter of FY10
– Collaborations/Consulting/Grants
 – Marketing and sales emphasis on our consulting capabilities is paying off - consulting, training, and collaboration revenues increased from $773,000 in FY09 to $907,000 in FY10
 – Funded longer-term collaborations completed in FY10 resulted in lower revenue from $210K in 1QFY10 to $145K in 1QFY11.

GastroPlus

ADMET Predictor

MedChem Studio

DDDPlus

simulationsplus, inc.

• Simulations Plus continues to increase its technological advantage
Ongoing Enhancements
• Version 7.0 was released in August - a major upgrade
• Three new market-expanding capabilities plus numerous features:
 • Drug-to-drug interaction
 • Ocular drug delivery
 • Nasal/pulmonary drug delivery
• Version 5.0 was released in August - major upgrade
• SBIR grant is funding major effort toward very rapid calculation of proprietary quantum-level descriptors, which have been incorporated
• Prediction of sites of metabolism in final test - release expected Q2
• Version 1.0 was released in August - major upgrade and name change
• Major enhancements to graphical user interface in development version
• Significant speed improvements achieved in development version
• Exciting new developments are in beta test in-house - release expected Q2
• Stable product with fine-tuning of capabilities
• Growing customer base shows gradual acceptance of this unique technology by formulation scientists
• FDA Office of Generic Drugs added more licenses last year

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